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
                                         Heritage Income Trust-Limited Maturity Government Portfolio
                                                            Calculation of Return

                                                                      Return Since          One-Year
                                                                        Inception            Return
       Ending Date                                                         9/30/93           9/30/93
       Inception Date                                                       3/1/90           9/30/92
                                                                         ---------         ---------
       Days Since Inception                                                   1309               365
                                                                         =========         =========


       Years Since Inception                                                  3.59              1.00

       Beginning Offering Price                                               9.60              9.84

       Ending Net Asset Value                                                 9.44              9.44
       Dividend Factor                                                    1.264913          1.058817
                                                                        ----------         ---------

       Ending Net Asset Value                                              11.9408            9.9952
         Adjusted for Dividend Reinvestments

       Annualized return                                                     6.27%             1.58%

       Formula for since inception                           (((11.94)/(10.00))^(1/3.59))-1


       Formula for One Year                                          (((9.99)/(9.84))^(1))-1

       Beginning NAV                                                          9.60              9.84

       Ending Net Asset Value                                                 9.44              9.44
       Dividend Factor                                                    1.264913          1.058817
                                                                        ----------        ----------
       Ending Net Asset Value                                              11.9408            9.9952
                                                                        ----------         ---------
         Adjusted for Dividend Reinvestment


       Cumulative Total Return                                              24.38%             1.58%

       Formula for since inception                           (11.94-9.60)/9.60

       Formula for One Year                                  (9.99-9.84)/9.84


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